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                                                                EXHIBIT 10.13.4



                     MODIFICATION AND RATIFICATION OF LEASE

         This Modification and Ratification of Lease Agreement is made and entered into between Sterling Plaza Ltd., by Sterling Projects, Inc., General Partner (Lessor or Landlord) and Brigham Oil Gas., L.P. (A Delaware Limited Partnership) (Lessee or Tenant) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

                              W I T N E S S E T H:

         1. Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement dated May 21, 1992, between Lessor and Lessee, for the rental of the following described property: Approximately 6,038 rentable square feet of office space located at 5949 Sherry Lane, Suite 1616, Dallas, Texas 75225.

         2. Lessor and Lessee agree that commencing upon occupancy the square footage of the premises shall be increased to include the space shown on the attached Exhibit "A" (Expansion Space) from 6,038 rentable square feet to 7,672 rentable square feet.

         3. Lessor and Lessee agree that commencing upon occupancy the monthly rental payments shall be increased from $7,170.00 to $9,110.38 with expiration date to remain May 31, 1997. However, in accordance with paragraph 1.f. of that certain Lease Agreement dated May 21, 1992, tenant shall receive a rental credit of $7,170.00 during months 8, 11, 14, 20, 26, 32, 38, 44 and 56, leaving a rental balance due for each of those months of $1,940.38.

         4. Lessor and Lessee hereby agree that such tenant finish allowance in the total amount of $ 13,611.22 shall be first applied to the construction and refurbishing cost of the Expansion Space. Any excess in this tenant finish allowance over the actual construction and refurbishing costs of the Expansion Space may be expended as tenant finish for existing space, including the Expansion Space, or any additional space leased by Tenant through July 31, 1993. Any excess not used by July 31, 1993 shall be applied as a full or partial rental abatement on the Expansion Space commencing in month 20 and continuing every 6th month thereafter until such excess is exhausted.

         5.       Lessor and Lessee hereby agree that Lessor shall provide four
(4) additional unreserved parking spaces at no additional cost to Lessee.

         6. Lessor and Lessee hereby agree that all other terms and conditions of the Lease Agreement shall remain the same.

         Signed at Dallas, Texas, this 1st day of April, 1993.

                           LESSOR:     Sterling Plaza Ltd., by
                                       Sterling Projects, Inc., General Partner

                           BY:     /s/ Larry Kelm
                              --------------------------------------------------
                                       Larry Kelm


                           TITLE:      Vice President
                                 -----------------------------------------------

                           LESSEE:     Brigham Oil & Gas, L.P.
                                       (A Delaware Limited Partnership)

                           BY:     /s/ Anne L. Brigham
                              --------------------------------------------------
                                       Anne Brigham

                           TITLE:      Vice President
                                 -----------------------------------------------